Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) entered into this ___ day of September 2021, by and between Silo Pharma, Inc. (the “Seller”) [ ](the “Purchaser”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Seller is the owner of _________ shares of common stock $0.0001 par value per share (“Common Stock”) of DatChat, Inc. (the “Company”); and

WHEREAS, the Purchaser wishes to purchase from the Seller, and the Seller wishes to sell, such shares to the Purchaser ________ (______) shares of Common Stock to be purchased (the “Shares”).

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereby agree as follows:

1. Sale of Shares. Subject to and upon the terms and conditions set forth in this Agreement, the Seller hereby sells, transfers, conveys, assigns and delivers to the Purchaser, the Shares at an aggregate purchase price of ___________ Dollars ($________) (the “Purchase Price”), or $_____ per share, payable by wire transfer, less commissions due to EF Hutton as provided on Schedule 1 hereto, pursuant to the following wire instructions:

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The “Closing” shall occur at the time when the Shares and the Purchase Price have each been exchanged.

2. Delivery. Upon receipt of the Purchase Price by the Seller, the Seller shall within one (1) business day, arrange for the transfer of the Shares through the Transfer Agent, West Coast Stock Transfer, Inc., where the shares will be held in book entry in the name of the Purchaser.

3. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

a. Non-Encumbrance. The Seller owns the Shares free and clear of any liens or encumbrances.

b. Due Execution. The execution, delivery and performance by the Seller of this Agreement are within the Seller’s powers and do not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect either of the Seller.

c. Binding Effect. This Agreement, when executed and delivered by Seller, will constitute the legal, valid, and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

d. Affiliate Status. As of the date of this Agreement, Seller previously held approximately ____% of the Company’s outstanding Common Stock and has not been an officer, director, or 10% or greater shareholder of the Company during the 90-day period immediately preceding.

e. Restrictive Legend. The Shares are being transferred without a restrictive legend or transfer restriction imposed by the Securities Act of 1933, as amended (the “Act”). Seller has relied on Section 4(a)(1) of the Act with regard to the removal of any prior restrictive legend.

4. Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Seller as follows:

a. Execution, Delivery, Authorization, Approval and Performance of Agreement. The execution, delivery and performance by Purchaser of this Agreement are within the Purchaser’s powers and do not and will not conflict with or constitute a default, breach, or violation under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser. This Agreement, when executed and delivered by Purchaser, will constitute the legal, valid, and binding obligation of Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

b. Adequate Information. The Purchaser represents that it is purchasing the Shares after having made adequate investigation of the business, finances, and prospects of the Company and is not relying on any representations except those contained herein.

c. Investment Representations.

(i) The Purchaser represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto.

(ii) The Purchaser is an “Accredited Investor” as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

(iii) The Purchaser has received, read carefully, and is familiar with this Agreement and the Company’s business, plans, and financial condition; the Purchaser has received all materials which it has requested from either the Seller or the Company; has had a reasonable opportunity to ask questions of the Company and its representatives; and the Company has answered all inquiries that the Purchaser or its representatives have put to the Company to the Purchaser’s Satisfaction or alternatively the Purchaser has waved such requirement. The Purchaser has relied upon an independent investigation made by it and/or by its representatives and has not relied on any information or representations made by third parties or on any oral or written representations or assurances from the Company or the Seller or any representative of either the Company or the Seller, other than as set forth in this Agreement.

(iv) The Purchaser understands the speculative nature and the various risks associated with the purchase of the Shares as proposed herein and can afford to bear such risks, including, without limitation, the risk of losing the entire amount of capital represented by the Purchase Price.

(v) The Purchaser has been advised by the Seller that the Shares are unrestricted securities under the Securities Act and that the Seller is selling the Shares to the Purchaser pursuant to Rule 4(a)(1) and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on by, or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon; and that the Seller’s reliance thereon is based in part upon the representations made by the Purchaser in this Agreement, including any appendix or exhibit thereto. The Purchaser acknowledges that it has been informed by the Seller of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Shares. In particular, the Purchaser agrees that no future sale, assignment or transfer of any of the Shares shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment, or transfer, unless (i) the sale, assignment or transfer of such the Shares is registered under the Securities Act, it being understood that the Shares are not currently registered for sale and that the Company has no obligation or intention to so register the Shares, or (ii) such Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Shares, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act. The Purchaser further understands that the Company may require an opinion of counsel and other documents to transfer the Shares.

5. Conditions Precedent.

a. Conditions to Purchaser’s Obligations. The obligation of the Purchaser to purchase the Shares at Closing is subject to the fulfillment, or waiver by Purchaser, on or prior to Closing of the following conditions:

(i) The representations and warranties made by the Seller in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date, and the Seller shall have performed or satisfied all covenants and conditions in this Agreement prior to such Closing.

(ii) The offer and sale of the Shares to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Act and qualification requirements of all applicable state securities laws.

(iii) EF Hutton shall have provided the Purchaser with written correspondence reasonably satisfactory to such Purchaser that the lock up restrictions that encumber the Seller and the Shares has been lifted for purposes of this transaction and that the Purchaser shall not be bound by such lock up restrictions or any other restrictions.

b. Conditions to Seller’s Obligations. The obligation of the Seller to sell the Shares at Closing is subject to the fulfillment, or waiver by Seller, on or prior to Closing of the following conditions:

(i) The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date, and the Company shall have performed or satisfied all covenants and conditions in this Agreement prior to such Closing.

(ii) EF Hutton shall have provided the Seller with written correspondence reasonably satisfactory to such Seller that the lock up restrictions that encumber the Seller and the Shares has been lifted for purposes of this transaction and that the Seller shall not be bound by such lock up restrictions or any other restrictions.

6. Miscellaneous.

a. Amendments, Etc. No amendment of any provision of this Agreement shall in any event be effective unless the amendment shall be in writing and signed by the parties to this Agreement, and no waiver or consent to any departure by any party therefrom shall in any event be effective unless such waiver or consent shall be in writing and signed by the party waiving or consenting to such provision, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

b. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including electronic mail or facsimile) and mailed, telegraphed, telecopied, telexed, cabled or delivered, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service where posted to an address in the U.S. or other postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier where the address is within the U.S., (iv) the day of facsimile transmission, if delivered by facsimile transmission, or electronic mail and proof of such transmission is provided by means of a confirmation, or (v) where the address is outside of the U.S. seven (7) business days after the deposit with Federal Express or similar overnight courier, and shall be addressed:

To the Buyer:

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To the Seller:

At the Address contained under Seller’s signature on the signature page hereto.

or, as to any such party, at such other address as shall be designated by such party in a written notice to the other parties.

d. No Waiver; Remedies. No failure on the part of the Purchaser or the Seller to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

e. Survival of Agreements, Etc. The representations, warranties, covenants, and provisions contained in this Agreement shall survive the date hereof and the purchase of the Shares by the Purchaser hereunder.

f. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

g. Integration. This Agreement sets forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and thereby supersedes any previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive, or modify the written terms hereof.

h. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and assigns, except that neither the Seller nor the Purchaser may assign this Agreement, or the rights or obligations hereunder, without the prior written consent of the other party. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements and instruments executed and performed exclusively in the State of New York.

i. Execution in Counterparts. This Agreement may be executed in any number of counterparts and via facsimile, which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

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[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

SELLER: Silo Pharma, Inc.

Eric Weisblum CEO
Address:	560 Sylvan Ave Suite 3160
Englewood Cliffs, NJ 07632
Email:	eric@silopharma.com

PURCHASER [ ]

By:	[ ]
Its:	[ ]
Email:	[ ]

SCHEDULE 1